UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place Suite 850
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock. $0.01 par value	SAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s “Named Executive Officers” or “NEOs” for its fiscal year ended December 27, 2025 (“Fiscal Year 2025”) were Chairman, President, and Chief Executive Officer C. James Koch, Treasurer and Chief Financial Officer Diego Reynoso, and our next three most-highly compensated Executive Officers, namely Chief Operating Officer Philip A. Hodges, Chief Sales Officer Michael R. Crowley, and Chief Legal Officer and General Counsel Tara L. Heath. Additionally, pursuant to 17 CFR § 229.402, former President and Chief Executive Officer Michael Spillane qualifies as an NEO for Fiscal Year 2025. Mr. Spillane stepped down from his position as President and CEO effective August 15, 2025, at which time Mr. Koch reassumed the position of President and CEO.

Fiscal Year 2025 NEO Cash Bonuses

Cash bonuses payable to our Executive Officers, including our NEOs, are primarily based on Company performance against certain “Company Goals” in accordance with a “Bonus Scale,” all as approved by the Compensation Committee and the Board of Directors.

As reported in a Form 8-K filed by the Company on February 11, 2025, at its meeting on February 5, 2025, the Compensation Committee approved: (1) company-wide goals for Fiscal Year 2025 (the “2025 Company Goals”); (2) the 2025 bonus target for each Executive Officer, as a percentage of their base salary (“2025 Bonus Target”); and (3) a bonus funding scale ranging from 0% to 250% (the “2025 Bonus Scale”) for determining bonus payouts as a percentage of each Executive Officer’s respective 2025 Bonus Target, based on the Committee’s and the Board’s determination of the Company’s ultimate achievement of the 2025 Company Goals.

The target parameters of the 2025 Company Goals were based on the Company’s 2025 Financial Plan. The 2025 Company Goals consisted of achieving: (1) certain depletions targets over 2024 (“2025 Depletions Growth”), which were weighted as 50% of the goals; (2) certain EBIT targets, which were weighted as 30% of the goals; and (3) the generation of certain focused cost savings targets, which were weighted as 20% of the goals.

In February 2025, while serving as Chairman, Mr. Koch opted to forgo cash bonus opportunities for 2025. The 2025 Bonus Targets for our other NEOs, as approved by the Compensation Committee on February 5, 2025, were as follows:

•
Mr. Spillane: 120% of base salary, no change from his 2024 Bonus Target;
•
Mr. Reynoso: 75% of base salary, a 10% increase from his 2024 Bonus Target;
•
Mr. Hodges: 65% of base salary, a 5% increase from his 2024 Bonus Target;
•
Mr. Crowley: 60% of base salary, a 10% increase from his 2024 Bonus Target; and
•
Ms. Heath: 60% of base salary, a 10% increase from her 2024 Bonus Target.

Mr. Spillane’s Transition Agreement, executed on August 1, 2025 in connection with stepping down as President and CEO, left his 2025 Bonus Target unchanged but capped his bonus potential as a percentage of salary earned through November 15, 2025. Upon assuming the role of President and CEO in addition to his role as Chairman, Mr. Koch opted to continue to forgo cash bonus opportunities for 2025.

Upon his promotion from Chief Supply Chain Officer to Chief Operating Officer, effective October 20, 2025, Mr. Hodges’ 2025 Bonus Target was reset at 100% of his base salary from the previously approved 65%. Mr. Hodges’ actual bonus, as reported below, was approved by the Compensation Committee and the full Board, and is prorated based on the time in each of his two roles.

As reported in the February 11, 2025 Form 8-K, the bonus of each Executive Officer for Fiscal Year 2025 was to be determined by the Compensation Committee and the full Board before March 1, 2026, based on a three-step process, which was finalized on February 12, 2026.

•
First, the Committee and the Board were tasked with determining the Company’s achievement of the 2025 Company Goals against the 2025 Bonus Scale (the “2025 Achievement”).

•
Second, the Board, by recommendation of the Committee, established an aggregate bonus pool for the Company’s Executive Officers, including the NEOs, by applying the 2025 Achievement against each Officer’s 2025 Bonus Target.

•
Third, the Committee and the Board considered any potential adjustments to any of the Executive Officers’ final 2025 bonus payout based on their assessment of each Executive Officer’s overall job performance, key competencies, and the achievement of relevant objectives and key results in 2025. The Committee and the Board retain the discretion to increase or decrease an Officer’s bonus payout by 10% from the baseline bonus funding if the Officer was deemed to have performed “successfully” in 2025, and by 30% if the Officer was deemed to have performed “exceptionally.” The Board had also retained the discretion to decrease an Officer’s 2025 bonus payout to as low as $0 if the Officer was deemed to have performed “unsatisfactorily” in 2025.

After following the three-step process described above, the Board approved 2025 bonuses for the Company’s Executive Officers. Approved bonuses for our NEOs were:

•
$874,281 for Mr. Spillane
•
$455,373 for Mr. Reynoso
•
$461,246 for Mr. Hodges
•
$252,663 for Mr. Crowley
•
$238,112 for Ms. Heath

These bonuses are expected to be paid on or around March 4, 2026.

2026 NEO Base Salaries

At its meeting on February 12, 2026, the Board of Directors, at the recommendation of the Compensation Committee, also approved 2026 base salaries for our Named Executive Officers of:

•
$662,002 for Mr. Reynoso, a 3% increase from his 2025 base salary;
•
$824,000 for Mr. Hodges, a 3% increase from his 2025 base salary;
•
$463,500 for Mr. Crowley, a 3% increase from his 2025 base salary; and
•
$437,750 for Ms. Heath, a 3% increase from her 2025 base salary.

Mr. Koch elected to forgo a base salary for 2026. Mr. Spillane is no longer eligible for a base salary. The above salary increases for our NEOs will be effective March 2, 2026, the same date that salary increases for other coworkers will take effect.

2026 Long-Term Equity Awards

At its meeting on February 9, 2026, the Compensation Committee approved, subject to ratification and approval by the full Board of Directors, long-term equity awards for shares of the Company’s Class A Common Stock to certain NEOs and other Executive Officers pursuant to the Company’s Employee Equity Incentive Plan. The grants were subsequently ratified and approved by the full Board of Directors on February 12, 2026, and all will be granted and effective on March 1, 2026. The awards are described in detail below.

RSUs Awarded to NEOS

On February 12, 2026, the Board awarded restricted stock units (the “2026 RSUs”) to the Company’s NEOs except for Mr. Koch, Mr. Hodges, and Mr. Spillane. Mr. Koch elected to forgo long-term equity awards in 2026. Mr. Hodges was not awarded long-term equity awards, as he previously received special long-term equity awards in lieu of annual awards. Mr. Spillane is no longer a salaried coworker and accordingly was not granted long-term equity.

Vesting of the 2026 RSUs will be 50% time-based and 50% performance-based. The Time-Based RSUs will vest 25% per year, i.e., 12.5% of the total grant, over a four-year period, with the first vesting occurring on March 1, 2027, and the last on March 1, 2030, contingent upon continued employment with the Company on the applicable vesting dates.

Vesting of the Performance-Based RSUs will be contingent upon: (1) the Company meeting certain compounded annual growth rate (“CAGR”) targets for net revenue growth in Fiscal Year 2028 over Fiscal Year 2025; and (2) continued employment on March 1, 2029. The Compensation Committee will determine, in its sole discretion, whether the Company has met the vesting criteria prior to March 1, 2029. The CAGR targets will be assessed on a sliding linear scale, whereby the Compensation Committee has discretion to establish the ultimate target achievement on a pro rata basis in between the performance threshold points below:

•
If CAGR is less than -3%, none of the target RSU Shares will vest;
•
If CAGR is equal to or less than -3%, then 50% of the target RSU Shares will vest;
•
If CAGR is equal to or less than -1%, then 100% of the target RSU Shares will vest; and
•
If CAGR is equal to or greater than 4%, 200% of the target RSU Shares will vest.

As an illustration of the linear sliding scale, if CAGR is -2%, the Compensation Committee would have discretion to determine that 75% of the target RSU Shares will vest on March 1, 2029. If CAGR is 1.5%, the Compensation Committee would have discretion to determine that 150% of the target RSU Shares will vest on March 1, 2029. The scale is capped at 200%.

The values of the 2026 RSUs Awards to be granted to our NEOS on March 1, 2026 are as follows:

NEO Time-Based RSUs Performance-Based RSUs

Mr. Reynoso $650,000 $650,000

Mr. Crowley $250,000 $250,000

Ms. Heath $250,000 $250,000

The total number of target RSUs to be granted pursuant to these awards will be calculated based on the closing price of the Company’s Class A Common Stock on February 27, 2026, the last business day before the grant date.

Change in Control

Each of these long-term equity awards will include a double-trigger Change in Control clause which provides that the awards shall immediately vest in full in the event that a Change in Control results in the termination of the employment of the recipient without cause or for good reason within 12 months of the Change in Control. For the purposes of these grants, the term “Change in Control” means if Chairman C. James Koch and/or members of his family cease to control a majority of the Company’s Class B Stock.

Fiscal Year 2026 Cash Bonus Opportunities

At its meeting on February 12, 2026, the Board of Directors, at the recommendation of the Compensation Committee, also approved: (1) company-wide goals for the fiscal year ending December 26, 2026 (the “2026 Company Goals”); (2) the 2026 bonus target for the Company’s Executive Officers including our NEOs except for Mr. Koch and Mr. Spillane, as a percentage of their base salary (the “2026 Bonus Target ”); and (3) a bonus funding scale ranging from 0% to 250% (the “2026 Bonus Scale”) for determining bonus payouts as a percentage of each Executive Officer’s respective 2026 Bonus Target, based on the Committee’s determination of the Company’s achievement of the 2026 Company Goals.

The 2026 Company Goals consist of achieving: (1) certain depletions targets over 2025 relative to the overall domestic market, which are weighted as 50% of the goals; (2) certain EBIT targets, which are weighted as 30% of the goals; and (3) certain focused cost savings targets, which are weighted as 20% of the goals.

Approved 2026 NEO Bonus Targets are as follows:

•
Mr. Reynoso: 75% of base salary, no change from his 2025 Bonus Target;
•
Mr. Hodges: 100% of base salary, no change from the Bonus Target established in connection with his promotion to Chief Operating Officer in October 2025;
•
Mr. Crowley: 60% of base salary, no change from his 2025 Bonus Target; and
•
Ms. Heath: 60% of base salary, no change from her 2025 Bonus Target.

Mr. Koch opted to forgo cash bonus opportunities for 2026. Mr. Spillane is not eligible for a 2026 cash bonus. To be eligible for a bonus payment, Executive Officers and other coworkers generally must remain employed by the Company on the last business day of the year.

The 2026 bonus payout of each NEO will be determined by the Compensation Committee before March 1, 2027, using the same three-step process that was used to determine prior year bonuses.

Approval of the Class B Stockholder

The above equity grants and cash bonus opportunities were approved by the sole holder of the Company’s Class B Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

Date:	February 17, 2026	By:	/s/ Jim Koch
Name: C. James Koch Title: Chairman, President & Chief Executive Officer